UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2025

Invesco Mortgage Capital Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Spring Street, N.W., Suite 2500,
Atlanta,	Georgia	30309
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	IVR	New York Stock Exchange
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	IVR PrC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On May 7, 2025, Invesco Mortgage Capital Inc. (the “Company” or “registrant”) issued a press release announcing its financial results for the quarter ended March 31, 2025 (the “Release”).

The Release is attached to this Report as Exhibit 99.1 and the information contained in the Release is incorporated into this Item 2.02 by this reference. The information contained in this Item 2.02 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in such filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of the Company was held on May 6, 2025. Proxies for the meeting were solicited pursuant to Section 14(a) of the Exchange Act, and there was no solicitation in opposition to the Company's Board of Directors solicitations. At this meeting, the stockholders were requested to: (1) elect a Board of Directors, (2) approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the Company's proxy statement, and (3) ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, all of which were described in the Company's proxy statement. The following actions were taken by the Company’s stockholders with respect to each of the foregoing items:

1. Election of a Board of Directors. All the nominees for director were re-elected with at least 91% of the votes cast. With respect to each nominee, the total number of broker non-votes was 17,558,553. The table below sets forth the voting results for each director.

Name of Nominee	Votes Cast “For”	Votes Cast “Against”	Abstentions
John S. Day	21,285,684	2,103,186	244,379
Robert L. Fleshman	21,961,008	1,422,685	249,556
Carolyn L. Gibbs	22,306,225	1,087,033	239,991
Carolyn B. Handlon	21,932,166	1,458,110	242,973
Katharine W. Kelley	21,949,958	1,438,036	245,255
Don H. Liu	21,921,157	1,471,910	240,182
Wes McMullan	21,937,192	1,448,869	247,188

2. Advisory vote on executive compensation. The Company's stockholders approved, on an advisory, non-binding basis, the compensation of our named executive officers by the affirmative vote of 88.05% of the votes cast. The total number of broker non-votes was 17,558,553. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
20,457,222	2,775,841	400,186

3. Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The proposal was approved by the stockholders by 95.59% of the votes cast, and the voting results were as follows. There were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
39,026,947	1,798,814	366,041

Item 7.01	Regulation FD Disclosure.

On May 7, 2025, the registrant issued a press release including updates on the Company's portfolio, liquidity and book value as of April 30, 2025. A copy of that press release is attached hereto as Exhibit 99.1 and, solely with respect to such updates as of April 30, 2025, is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.
On May 7, 2025, the registrant issued a press release announcing:
•As of April 30, 2025, book value per common share is estimated to be in the range of $7.74 to $8.06.(1)
•As of April 30, 2025, a total investment portfolio of $5.1 billion, consisting of 82% Agency RMBS and 18% Agency CMBS.

(1)Book value per common share as of April 30, 2025 is adjusted to exclude a pro rata portion of the current quarter’s common stock dividend (which for purposes of this calculation is assumed to be the same as the previous quarter) and is calculated as total stockholders' equity less the liquidation preference of the Company's Series C Preferred Stock ($176.7 million as of April 30, 2025), divided by total common shares outstanding of 65.9 million.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 7, 2025, issued by Invesco Mortgage Capital Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By: /s/ Mark Gregson
Mark Gregson
Chief Financial Officer

Date: May 7, 2025